Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-248794 of Gores Metropoulos, Inc. on Form S-4 of our report dated September 14, 2020, relating to the financial statements of Luminar Technologies, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

October 16, 2020